UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2009

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 4, 2009, Fannie Mae (formally known as the Federal National Mortgage Association) announced that it had received notice on September 3, 2009 from the New York Stock Exchange (the "NYSE") that the company has returned to compliance with the NYSE's minimum share price continued listing requirement because the average share price of Fannie Mae's common stock during the 30 trading days ended on August 31, 2009, and its closing share price on that date, both were more than $1.00.

As a result, the NYSE will discontinue dissemination of the ".BC" indicator on the NYSE website and exchange listing.

Item 9.01 Financial Statements and Exhibits.

A copy of the news release announcing Fannie Mae's return to compliance with the NYSE's minimum share price continued listing requirement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 4, 2009	By:	/s/ Sylvia M. Mahaffey

Name: Sylvia M. Mahaffey
Title: Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated September 4, 2009